Exhibit 99.1

Contacts:
Sujan Jain	Kristine Mozes
Transmeta Corporation	Mozes Communications LLC
(408) 919-3000	(781) 652-8875

Judith Wilkinson/Kelly Sullivan
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
TRANSMETA CORPORATION ANNOUNCES
ENGAGEMENT OF FINANCIAL ADVISOR
SANTA CLARA, CA. — February 7, 2008 — Transmeta Corporation (NASDAQ: TMTA) today announced that it has engaged Piper Jaffray & Co. to work with the Company’s Board of Directors and management team to help identify options to enhance shareholder value. Piper Jaffray & Co. will also assist the Company in evaluating and responding to the unsolicited, highly conditional, indication of interest from Riley Investment Management LLC (RIM).
“Transmeta’s Board is focused on enhancing shareholder value,” said Les Crudele, president and CEO. “As part of that mission, we have been engaged in a process to expand our advisory resources and we are pleased to have Piper Jaffray & Co. join our team to help us determine the best strategic direction for the Company.”
The Company also announced that the Board is undertaking a thorough and prompt assessment of the unsolicited indication of interest from RIM. The Company noted that it does not expect to have completed that assessment by RIM’s requested February 8, 2008 date.
About Transmeta Corporation
Transmeta Corporation develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, we first became known for designing, developing and selling our highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. We are presently focused on developing and licensing our advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices, and in licensing our computing and microprocessor technologies to other companies. To learn more about Transmeta, visit www.transmeta.com.
About Piper Jaffray
Piper Jaffray Companies is a leading, international middle-market investment bank and institutional securities firm, serving the needs of middle-market corporations, private equity groups, public entities, nonprofit clients and institutional investors. Founded in 1895, Piper Jaffray provides a comprehensive set of products and services, including equity and debt capital markets products; public finance services; mergers and acquisitions advisory services; high-yield and structured products; institutional equity and fixed-income sales and trading; and equity and high-yield research. With headquarters in Minneapolis, Piper Jaffray has 25 offices across the United States and international locations in London, Hong Kong and Shanghai. Piper Jaffray & Co. is the firm’s principal operating subsidiary. (NYSE: PJC) (http://www.piperjaffray.com)
Safe Harbor Statement
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and include statements relating to Transmeta’s future strategic planning and present evaluation and prospective response to an unsolicited and highly conditional expression of interest by a third party to acquire Transmeta common stock. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, including unanticipated changes in the securities market and competitive conditions, the potential loss of key technical and business personnel, uncertainty about the adoption and market acceptance of our technology offerings by current and potential customers and licensees, our inability to predict or ensure that third parties will license our technologies or use our technologies to generate royalties, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q, and 8-K, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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